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                                                                Exhibit 23.1




                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 29, 1996 appearing on page F-33 of the Information Statement dated November 26, 1996 constituting part of the Registration Statement on Form 10 of the common stock, with attached Preferred Stock Purchase Right, of Covance Inc.

                                                 /s/Price Waterhouse LLP
                                                 ------------------------
                                                 PRICE WATERHOUSE LLP


Morristown, New Jersey
December 17, 1996